UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 24, 2004

Computer Associates International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9247	13-2857434

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Computer Associates Plaza, Islandia, New York	11749

(Address of principal executive offices)	(Zip Code)

     Registrant’s telephone number, including area code (631) 342-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 24, 2004, Computer Associates International, Inc. (“CA”) announced that the merger of Nova Acquisition Corp. (“Merger Sub”), a Delaware corporation and a wholly owned subsidiary of CA, with and into Netegrity, Inc. (“Netegrity”), a Delaware corporation, was consummated in accordance with the Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 6, 2004, by and among CA, Merger Sub and Netegrity (the “Merger”). As a result of the Merger, Netegrity is now a wholly owned subsidiary of CA.

Pursuant to the Merger Agreement, each outstanding share of common stock, $0.01 par value, of Netegrity has been converted into the right to receive $10.75 in cash, without interest. Additionally, each outstanding option to purchase common stock of Netegrity has been assumed by CA and now represents an option to acquire shares of common stock of CA on the terms and conditions set forth in the Merger Agreement.

A copy of CA’s press release announcing the completion of the Merger is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Exhibit
99.1	Press Release dated November 24, 2004

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Computer Associates International, Inc.
By:	/s/ Robert B. Lamm
	Name:	Robert B. Lamm
	Title:	Senior Vice President – Corporate Governance and Secretary

Dated: November 24, 2004

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EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press Release dated November 24, 2004

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